UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
October 11, 2007

NL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 11 2007, the registrant entered into a Stock Purchase Agreement dated as of October 11, 2007 with Valhi, Inc., a Delaware corporation and a parent corporation of the registrant.  Pursuant to the agreement, the registrant sold to Valhi 800,000 shares of the common stock, par value $0.01 per share, of Titanium Metals Corporation, a Delaware corporation that is an affiliate of Valhi (“TIMET”), for a purchase price of $33.50 per share and an aggregate purchase price of $26.8 million.  The sales price was equal to the closing sales price per share for TIMET common stock at the close of business on October 10, 2007, which was higher than the average of closing sales prices for TIMET common stock over the thirty days ending on October 10, 2007.  At a meeting held on October 11, 2007, the registrant’s independent directors approved the sale.  Valhi used its cash on hand to purchase the shares.  This description of the stock purchase agreement is qualified in its entirety by reference to the stock purchase agreement filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Item No.	Description

	10.1*	Stock Purchase Agreement dated as of October 11, 2007 between NL Industries, Inc. and Valhi, Inc.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL Industries, Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: October 17, 2007	A. Andrew R. Louis, Secretary

Exhibit Index

Item No.	Description

10.1*	Stock Purchase Agreement dated as of October 11, 2007 between NL Industries, Inc. and Valhi, Inc.

* Filed herewith.